Exhibit 99.1
Certara Reports Fourth Quarter 2024 Financial Results
Issues Full Year 2025 Financial Guidance

RADNOR, PA - February 26, 2025 - Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its financial results for the fourth quarter and full year 2024.
Fourth Quarter Highlights:
•Revenue was $100.4 million, compared to $88.0 million in the fourth quarter of 2023, representing growth of 14%.

•Software revenue was $42.3 million, compared to $33.6 million in the fourth quarter of 2023, representing growth of 26%.
•Services revenue was $58.1 million, compared to $54.4 million in the fourth quarter of 2023, representing growth of 7%.
•Net income was $6.6 million, compared to a net loss of $12.5 million in the fourth quarter of 2023.
•Adjusted EBITDA was $33.5 million, compared to $29.6 million in the fourth quarter of 2023, representing growth of 13%.

"We are pleased with our fourth quarter results, which reflect solid performance in our core biosimulation business and contribution from Chemaxon that was ahead of our expectations," said William F. Feehery, Chief Executive Officer. “In 2025, we will continue to invest in software and AI, strengthening our end-to-end biosimulation offering that spans from drug discovery through the clinic. We are well positioned to capitalize on the growing interest in biosimulation technology across the global biopharmaceutical industry and are confident that our investment strategy will yield strong returns for our shareholders over the coming years."
"Our commercial team executed according to our plan in the fourth quarter, driving strong bookings across both software and services despite a mixed operating environment. Our initial expectation is that our end markets this year will be similar to what we experienced in 2024. We expect adjusted EBITDA margins will remain in the low thirties in 2025, as we continue to invest in R&D and integrate Chemaxon." said John Gallagher, Chief Financial Officer.

Fourth Quarter 2024 Results
Total revenue for the fourth quarter of 2024 was $100.4 million, representing year-over-year growth of 14% on a reported basis and on a constant currency basis. Total revenue included $6.6 million of Chemaxon revenue. The overall increase in revenue was primarily due to growth in our biosimulation software portfolio and contribution from M&A. Please see note (1) in the section "A Note on Non-GAAP Financial Measures" below for more information on constant currency revenue.
Software revenue for the fourth quarter of 2024 was $42.3 million, representing year-over-year growth of 26% on a reported basis and on a constant currency basis. Software growth was driven by biosimulation software and contribution from M&A.
Services revenue for the fourth quarter of 2024 was $58.1 million, representing year-over-year growth of 7% on a reported basis and on a constant currency basis. Services growth was driven by biosimulation services.

Total Bookings for the fourth quarter of 2024 were $144.5 million representing a year-over-year growth of 22% on a reported basis. Total Bookings included $11.0 million of Chemaxon bookings.

Software Bookings for the fourth quarter of 2024 were $59.7 million, representing a year-over-year growth of 38%. The increase in software bookings was primarily due to strength in Certara’s core biosimulation software and contribution from Chemaxon.
Services Bookings for the fourth quarter of 2024 were $84.8 million, representing a year-over-year growth of 12%. The increase in services bookings was driven by demand for biosimulation and regulatory services.
Total cost of revenue for the fourth quarter of 2024 was $38.3 million, an increase of $4.2 million from $34.1 million in the fourth quarter of 2023, primarily due to increases in employee-related expenses and software amortization.
Total operating expenses for the fourth quarter of 2024 were $56.1 million, which decreased by $6.3 million from $62.4 million in the fourth quarter of 2023. Lower operating expenses were primarily due to a $12.3 million decrease in the change in fair value of a contingent consideration, which was offset by higher sales and marketing expense and intangible asset amortization.
Adjusted EBITDA for the fourth quarter of 2024 was $33.5 million compared to $29.6 million for the fourth quarter of 2023, an increase of $3.9 million. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.

Diluted earnings per share for the fourth quarter 2024 was $0.04, as compared to a diluted loss per share of $0.08 in the fourth quarter of 2023.

Net income for the fourth quarter of 2024 was $6.6 million, compared to a net loss of $12.5 million in the fourth quarter of 2023. The $19.0 million increase was primarily due to an increase in gross profit and lower operating expenses.
Adjusted net income for the fourth quarter of 2024 was $24.7 million compared to $14.3 million for the fourth quarter of 2023, an increase of $10.4 million. Adjusted diluted earnings per share for the fourth quarter 2024 was $0.15 compared to $0.09 for the fourth quarter of 2023. See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2024	2023	2024	2023
Key Financials	(in millions, except per share data)
Revenue	$100.4	$88.0	$385.1	$354.3
Software revenue	$42.3	$33.6	$155.7	$131.7
Service revenue	$58.1	$54.4	$229.5	$222.7
Total bookings	$144.5	$118.9	$445.3	$402.3
Software bookings	$59.7	$43.3	$169.4	$136.9
Service bookings	$84.8	$75.6	$275.9	$265.4
Net income (loss)	$6.6	$(12.5)	$(12.1)	$(55.4)
Diluted earnings per share	$0.04	$(0.08)	$(0.08)	$(0.35)
Adjusted EBITDA	$33.5	$29.6	$122.0	$123.1
Adjusted net income	$24.7	$14.3	$72.9	$69.0
Adjusted diluted earnings per share	$0.15	$0.09	$0.45	$0.43
Cash and cash equivalents			$179.2	$235.0
2025 Financial Outlook
Certara is providing its guidance for the full year 2025. We expect the following:
•Full year 2025 revenue to be in the range of $415 million to $425 million.
•Full year adjusted EBITDA margin to be in the range of 30-32%.
•Full year adjusted diluted earnings per share is expected to be in the range of $0.42 - $0.46.
•Fully diluted shares are expected to be in the range of 162 million to 164 million.

Webcast and Conference Call Details
Certara will host a conference call today, February 26, 2025, at 5:00 p.m. ET to discuss its fourth quarter 2024 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.
About Certara
Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,400 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance and other statements about the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; economic conditions, including inflation, recession, currency exchange fluctuation and adverse developments in the financial services industry; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; lower utilization rates by our employees as a result of natural disasters and epidemic diseases; risks related to our contracts with government customers; our ability to sustain recent growth rates; our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on bookings; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; risks relating to the use of artificial intelligence and machine learning in our products and services; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 29, 2024, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.
A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, each of these measures is frequently used by analysts, investors, and other interested parties to evaluate and assess performance. Furthermore, our business has operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.
Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)     CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation. Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.
(2)     Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance.
(3)    Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.
Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:

Alyssa Horowitz
Pan Communications
certara@pancomm.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2024	2023	2024	2023
Total revenues	$100,361	$88,010	$385,148	$354,337
Cost of revenues	38,263	34,066	154,516	141,022

Operating expenses:
Sales and marketing	13,197	8,671	47,444	32,022
Research and development	7,772	8,018	37,105	34,173
General and administrative	21,141	33,608	94,221	95,385
Intangible asset amortization	13,313	11,701	51,599	43,973
Depreciation and amortization expense	672	413	1,994	1,552
Goodwill impairment expense	—	—	—	46,984
Total operating expenses	56,095	62,411	232,363	254,089
Income (loss) from operations	6,003	(8,467)	(1,731)	(40,774)
Other income (expenses):
Interest expense	(5,004)	(5,870)	(21,520)	(22,916)
Net other income	1,181	1,953	6,067	8,547
Total other expenses	(3,823)	(3,917)	(15,453)	(14,369)
Income (loss) before income taxes	2,180	(12,384)	(17,184)	(55,143)
Provision (benefit) for income taxes	(4,397)	72	(5,133)	214
Net income (loss)	$6,577	$(12,456)	$(12,051)	$(55,357)

Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$(0.08)	$(0.08)	$(0.35)
Diluted	$0.04	$(0.08)	$(0.08)	$(0.35)
Weighted average common shares outstanding:
Basic	160,891,458	159,430,660	160,392,805	158,936,251
Diluted	161,265,650	159,430,660	160,392,805	158,936,251

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	DECEMBER 31, 2024	DECEMBER 31, 2023
Assets
Current assets:
Cash and cash equivalents	$179,183	$234,951
Accounts receivable, net of allowances for credit losses of $2,164 and $1,312 respectively	102,189	84,857
Prepaid expenses and other current assets	29,480	20,393
Total current assets	310,852	340,201
Other assets:
Property and equipment, net	2,167	2,670
Operating lease right-of-use assets	13,841	9,604
Goodwill	757,038	716,333
Intangible assets, net of $338,809 and $273,522, respectively	485,214	487,043
Deferred income taxes	3,961	4,236
Other long-term assets	2,031	3,053
Total assets	$1,575,104	$1,563,140
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,502	$5,171
Accrued expenses	56,451	56,779
Current portion of deferred revenue	77,829	60,678
Current portion of long-term debt	3,000	3,020
Other current liabilities	5,306	4,375
Total current liabilities	146,088	130,023
Long-term liabilities:
Deferred revenue, net of current portion	1,049	1,070
Deferred income taxes	40,421	50,826
Operating lease liabilities, net of current portion	11,166	6,955
Long-term debt, net of current portion and debt discount	292,425	288,217
Other long-term liabilities	25,299	39,209
Total liabilities	516,448	516,300
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized as of December 31, 2024 and 2023, respectively, no shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 161,958,810 and 160,284,901 shares issued as of December 31, 2024 and 2023, respectively; 161,009,112 and 159,848,286 shares outstanding as of December 31, 2024 and 2023, respectively	1,620	1,603
Additional paid-in capital	1,216,925	1,178,461
Accumulated deficit	(128,281)	(116,230)
Accumulated other comprehensive loss	(13,424)	(7,593)
Treasury stock at cost, 949,698 and 436,615 shares at December 31, 2024 and 2023, respectively	(18,184)	(9,401)
Total stockholders' equity	1,058,656	1,046,840
Total liabilities and stockholders' equity	$1,575,104	$1,563,140

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	TWELVE MONTHS ENDED DECEMBER 31,
(IN THOUSANDS)	2024	2023
Cash flows from operating activities:
Net loss	$(12,051)	$(55,357)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,994	1,552
Amortization of intangible assets	66,039	54,519
Amortization of debt issuance costs	1,035	1,527
Provision for credit losses	1,464	684
Equity-based compensation expense	34,774	28,300
Change in fair value of contingent considerations	8,089	24,118
Goodwill impairment	—	46,984
Deferred income taxes	(12,695)	(16,523)
Changes in assets and liabilities:
Accounts receivable	(16,225)	152
Prepaid expenses and other assets	(2,873)	711
Accounts payable, accrued expenses, and other liabilities	(4,765)	(5,607)
Deferred revenues	13,834	28
Other operating activities, net	1,846	1,667
Net cash provided by operating activities	80,466	82,755
Cash flows from investing activities:
Capital expenditures	(1,625)	(1,777)
Capitalized software development costs	(19,416)	(13,491)
Investment in intangible assets	—	(54)
Business acquisitions, net of cash acquired	(91,327)	(64,228)
Net cash used in investing activities	(112,368)	(79,550)
Cash flows from financing activities:
Proceeds from borrowings on term loan debt	6,305	—
Payment of debt issuance costs	(1,216)	—
Payments on long-term debt and finance lease obligations	(2,255)	(3,045)
Payments for business acquisition related contingent consideration	(15,156)	—
Payment of taxes on shares withheld for employee taxes	(8,688)	(6,402)
Net cash used in financing activities	(21,010)	(9,447)
Effect of foreign exchange rate on cash and cash equivalents	(2,856)	1,505
Net increase (decrease) in cash and cash equivalents	(55,768)	(4,737)
Cash and cash equivalents at beginning of period	234,951	239,688
Cash and cash equivalents at end of period	$179,183	$234,951

NON-GAAP FINANCIAL MEASURES
The following table reconciles net loss to adjusted EBITDA:

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2024	2023	2024	2023
	(in thousands)
Net income (loss)(a)	$6,577	$(12,456)	$(12,051)	$(55,357)
Interest expense(a)	5,004	5,870	21,520	22,916
Interest income(a)	(1,365)	(2,889)	(9,034)	(9,317)
(Benefit from) Provision for income taxes(a)	(4,397)	72	(5,133)	214
Depreciation and amortization expense(a)	672	413	1,994	1,552
Intangible asset amortization(a)	17,544	14,420	66,039	54,519
Currency (gain) loss(a)	(182)	803	2,344	638
Equity-based compensation expense(b)	7,731	7,502	34,774	28,300
Change in fair value of contingent consideration(d)	(3)	12,802	8,089	24,118
Goodwill impairment expense(e)	—	—	—	46,984
Acquisition-related expenses(f)	1,275	2,788	5,426	6,064
Integration expense(g)	—	(69)	—	121
Transaction-related expenses(h)	—	—	2,625	—
Severance expenses(i)	—	—	183	—
Reorganization expense(j)	279	58	4,223	1,660
Loss on disposal of fixed assets(k)	388	36	401	65
Executive recruiting expense(l)	1	235	646	631
Adjusted EBITDA	$33,524	$29,585	$122,046	$123,108

The following table reconciles net loss to adjusted net income:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Net income (loss) (a)	$6,577	$(12,456)	$(12,051)	$(55,357)
Currency (gain) loss(a)	(182)	803	2,344	638
Equity-based compensation expense(b)	7,731	7,502	34,774	28,300
Amortization of acquisition-related intangible assets(c)	14,390	11,946	54,431	45,838
Change in fair value of contingent consideration(d)	(3)	12,802	8,089	24,118
Goodwill impairment expense(e)	—	—	—	46,984
Acquisition-related expenses(f)	1,275	2,788	5,426	6,064
Integration expense(g)	—	(69)	—	121
Transaction - related expenses (h)	—	—	2,625	—
Severance expense(i)	—	—	183	—
Reorganization expense(j)	279	58	4,223	1,660
Loss on disposal of fixed assets(k)	388	36	401	65
Executive recruiting expense(l)	1	235	646	631
Income tax expense impact of adjustments(m)	(5,778)	(9,372)	(28,220)	(30,041)
Adjusted net income	$24,678	$14,273	$72,871	$69,021

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(In thousands, except share and per share data)
Diluted earnings per share(a)	$0.04	$(0.08)	$(0.08)	$(0.35)
Currency (gain) loss(a)	—	0.01	0.02	—
Equity-based compensation expense(b)	0.05	0.05	0.22	0.18
Amortization of acquisition-related intangible assets(c)	0.09	0.07	0.34	0.29
Change in fair value of contingent consideration(d)	—	0.08	0.05	0.15
Goodwill impairment expense(e)	—	—	—	0.30
Acquisition-related expenses(f)	0.01	0.02	0.03	0.04
Integration expense(g)	—	—	—	—
Transaction - related expenses (h)	—	—	0.02	—
Severance expense(i)	—	—	—	—
Reorganization expense(j)	—	—	0.03	0.01
Loss on disposal of fixed assets(k)	—	—	—	—
Executive recruiting expense(l)	—	—	—	—
Income tax expense impact of adjustments(m)	(0.04)	(0.06)	(0.18)	(0.19)
Adjusted Diluted Earnings Per Share	$0.15	$0.09	$0.45	$0.43

Basic weighted average common shares outstanding	160,891,458	159,430,660	160,392,805	158,936,251
Effect of potentially dilutive shares outstanding (n)	374,192	544,784	635,547	943,886
Adjusted diluted weighted average common shares outstanding	161,265,650	159,975,444	161,028,352	159,880,137

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED DECEMBER 31,			Change
	2024	2024	2023	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands, except percentage)
Revenue
Software	$42,270	$42,278	$33,619	$8,651	26%	$8	26%
Services	58,091	57,940	54,391	3,700	7%	(151)	7%
Total Revenue	$100,361	$100,218	$88,010	$12,351	14%	$(143)	14%

	TWELVE MONTHS ENDED DECEMBER 31,			Change
	2024	2024	2023	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands, except percentage)
Revenue
Software	$155,696	$155,192	$131,677	$24,019	18%	$(504)	18%
Services	229,452	228,651	222,660	6,792	3%	(801)	3%
Total Revenue	$385,148	$383,843	$354,337	$30,811	9%	$(1,305)	8%
(a.)All measures are amounts determined under GAAP.
(b.)Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c.)Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d.)Represents expense associated with remeasuring fair value of contingent consideration of business acquisition.
(e.)Represents expense associated with goodwill impairment charge.
(f.)Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(g.)Represents integration costs related to post - acquisition integration activities.
(h.)Represents costs associated with our public offerings that are not capitalized, as well as debt issuance costs that are not deferred or treated as a contra-liability directly deducted from the carrying value of the associated debt liability.
(i.)Represents charges for severance provided to former executives.
(j.)Represents expense related to reorganization, including legal entity reorganization and lease abandonment cost associated with the evaluation of our office space footprint
(k.)Represents the gain/loss related to disposal of fixed assets.
(l.)Represents recruiting and relocation expenses related to hiring senior executives.

(m.)Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(n.)Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.